EXHIBIT 1.1

                                3,200,000 SHARES

                          TRANSEASTERN PROPERTIES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                              November __, 1996

BT Securities Corporation
Cruttenden Roth Incorporated
Janney Montgomery Scott Inc.
        As Representatives of the Several Underwriters
        Named in Schedule I Attached Hereto
c/o BT Securities Corporation
One Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

               Transeastern Properties, a Florida corporation (the "Company"), proposes to issue and sell, and certain of its selling shareholders named in
Schedule II hereto (the "Selling Shareholders") severally propose to sell, an aggregate of 3,200,000 shares (the "Offered Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), to BT Securities Corporation, Cruttenden Roth Incorporated and Janney Montgomery Scott Inc. (collectively, the "Representatives") and the underwriters named in Schedule I hereto (collectively with the Representatives, the "Underwriters" and individually, an "Underwriter," which terms shall also include any Underwriter substituted as hereinafter provided in Section 12). The Offered Shares consist of 2,892,326 shares of Common Stock to be issued and sold by the Company and 307,674 outstanding shares of Common Stock to be sold by the Selling Shareholders. The Offered Shares shall be offered to the public at an initial offering price of $_____ per Offered Share (the "Offering Price")

               In addition, the several Underwriters, solely in order to cover over-allotments in the sale of the Offered Shares, may purchase from the Company and the Selling Shareholders within 30 days after the Effective Date (as hereinafter defined), for their own account for offering to the public at the Offering Price, up to 96,000 and 384,000, respectively, additional shares of Common

Stock (the "Optional Shares"), upon the terms and conditions set forth in
Section 5 hereof. The Offered Shares and the Optional Shares are hereinafter collectively referred to as the "Shares." In addition, the Company proposes to sell to the Representatives, individually and not in their capacity as Representatives, five-year warrants (the "Representatives' Warrants") to purchase up to 320,000 shares of Common Stock of the Company (the "Representatives' Warrant Stock"), which sale will be consummated in accordance with the terms and conditions of the Representatives' Warrant Agreement (the "Representatives' Warrant Agreement"), the form of which is filed as an exhibit to the Registration Statement described below. Unless the context otherwise requires, references herein to the "Company" include Transeastern Properties, Inc. together with its subsidiaries described in the Prospectus (hereinafter defined). The Company, intending to be legally bound hereby, confirms its agreement with each of the Underwriters as follows:

        1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several
Underwriters that:

                      (a) The Company has prepared in conformity with the
               requirements of the Securities Act of 1933, as amended (the "Act") , and the rules, regulations, releases and instructions (the "Regulations") of the Securities and Exchange Commission (the "SEC") under the Act in effect at all applicable times and has filed with the SEC a registration statement on Form S-1 (File No. 333-10375) and one or more amendments thereto registering the Shares under the Act. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information contained in any form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with Section 6(a) of this Agreement and deemed by virtue of Rule 430A of the Regulations to be part of such registration statement at the time it was declared effective, each as amended at the time such registration statement became effective, and each registration statement, if any, filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act, are hereinafter collectively referred to as the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments or supplements thereto is hereinafter referred to as the "Prospectus."

                      (b) The Registration Statement has or will become
               effective under the Act as of the Effective Date, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus nor has the SEC instituted, threatened to institute or, to the Company's knowledge, contemplated proceedings with respect to such an order. The Company has not received any stop order suspending the sale of the Shares in any jurisdiction designated by the Representatives pursuant to
               Section 6(f) hereof, and no proceedings for that purpose have been instituted or, to the Company's knowledge, are threatened or contemplated. The Company has complied with any request of the SEC and any state securities commission in a state designated by the Representatives pursuant to Section 6(f) hereof, for additional information to be included in the Registration Statement or Prospectus or otherwise. Each Preliminary Prospectus conformed to the requirements of the Act and the Regulations as of its date and did not as of its date contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriters through the Representatives expressly for use therein. The Registration Statement on the date on which it was declared effective by the SEC (the "Effective Date") conformed, and any post-effective amendment thereof on the date it shall become effective, and the Prospectus at the time it is filed with the SEC pursuant to Rule 424(b) of the Regulations and on the Closing Date (as defined in Section 4 hereof) and any Option Closing Date (as defined in
               Section 5(b) hereof) will conform, to the requirements of the Act and the Regulations, and neither the Registration Statement, any post-effective amendment thereof nor the Prospectus will, on any of such respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein. It is understood that the written information described in

               Section 13 constitutes the only information furnished in writing by or on behalf of any Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

                      (c) The consolidated financial statements (including the
               notes thereto) filed as part of any Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the consolidated financial position of the Company and each corporation or other entity of which the Company owns or will own fifty percent or more of the outstanding equity securities as of the Closing Date (individually a "Subsidiary," and collectively the "Subsidiaries"), as of the respective dates thereof, and the consolidated results of operations and cash flows of the Company and its Subsidiaries, for the periods indicated therein, all in conformity with generally accepted accounting principles ("GAAP"), consistently applied through the periods involved, except as may be otherwise stated therein. The supporting schedules included in the Registration Statement fairly state the information required to be stated therein in relation to the basic financial statements taken as a whole. The other financial and statistical information included in the Prospectus, including without limitation the data under the captions "Prospectus Summary" and "Selected Financial Data," presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

                      (d) The Company does not have any Subsidiaries other than
               Transeastern Properties at the Cove, Inc., a Florida corporation; Transeastern Wellington Properties, Inc., a Florida corporation; Transeastern Aberdeen Properties, Inc., a Florida corporation; Transeastern Pembroke Villages, Inc., a Florida corporation; Transeastern Pembroke Properties, a Florida corporation; Transeastern Plantation Apartments, Inc., a Florida corporation; Transeastern Hollywood Apartments, Inc., a Florida corporation; and Transeastern Finance, Inc., a Florida corporation, and the Company does not own any stock or other equity interest in, or control, directly or indirectly, any other corporation, partnership or other entity.

                      (e) Each of the Company and the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform this Agreement. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

                      (f) The Company has all necessary corporate power and
               authority to execute and deliver this Agreement and the Representatives' Warrants to purchase the shares of Common Stock to be issued and sold to the Representatives under the terms of the Warrant Agreement (as hereinafter defined) in accordance with
               Section 6(p) of this Agreement.

                      (g) This Agreement and the Warrant Agreement have been
               duly authorized, executed and delivered by the Company and, assuming due authorization and execution by the other respective parties thereto, constitute its valid and binding obligations, enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or principles of public policy, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                      (h) The execution, delivery and performance of this
               Agreement, the Warrant Agreement and the Representatives' Warrants by the Company does not and will not, with or without the giving of notice or the lapse of time, or both, (A) conflict with any terms or provisions of the Certificate of Incorporation or Bylaws of the Company, as amended to the date hereof and the Closing Date or Option Closing Date, as the case may be; (B) result in a breach of, constitute a default under, result in the termination or modification of or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company pursuant to any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which the Company is a party or by which any of its properties or assets are bound or affected, the effect of which would have a material adverse effect on the business or properties of the Company; (C) violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses; or (D) result in a breach, termination or lapse of the power and authority of the Company to own or lease and operate its properties and conduct its business as described in the Prospectus, the effect of which would have a material adverse effect on the business or properties of the Company.

                      (i) The Company has authorized and outstanding capital
               stock and, as of the date or dates indicated the Company had the capitalization, set forth under the caption "Capitalization" in the Prospectus and will have the as-adjusted capitalization set forth under the caption "Capitalization" in the Prospectus assuming the purchase and sale of the Offered Shares pursuant to this Agreement is consummated. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants for the purchase of, other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Prospectus) except as described in the Prospectus.

                      (j) The authorized capital stock of the Company,
               including, without limitation, the outstanding shares of Common Stock and the Shares being issued on the Closing Date and Option Closing Date (if any and to the extent applicable), conforms to the descriptions thereof in the Prospectus, and such descriptions conform to the descriptions thereof set forth in the instruments defining the same. The information in the Prospectus insofar as it relates to outstanding options that have been granted to employees and directors and the Representatives' Warrants, in each case as of the Effective Date, the Closing Date and any Option Closing Date, is true, correct and complete in all material respects. As of the Closing Date, all of the outstanding capital stock or other securities evidencing equity ownership of the Subsidiaries will have been duly and validly authorized and issued and will be fully paid and nonassessable and will be owned, directly or indi-rectly, by the Company, free and clear of any security interest, claim, lien or encumbrance, except as disclosed in the Prospectus; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary.

                      (k) The outstanding shares of Common Stock (including the
               Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable. The Representatives' Warrants, as of the Closing Date, will have been duly authorized and validly issued and, when executed and delivered by the Company, will be a valid and binding obligation enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The shares of Common Stock issuable pursuant to the Representatives' Warrants, when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable. None of such outstanding shares of Common Stock were, and none of the Representatives' Warrants or the shares of Common Stock issuable upon exercise of the Representatives' Warrants will be, issued in violation of any preemptive rights of any security holder of the Company. The Company has reserved a sufficient number of shares of Common Stock for issuance pursuant to the Representatives' Warrants. The holders of the outstanding shares of Common Stock are not, and will not be, subject to personal liability solely by reason of being such holders, and the holders of shares of Common Stock issuable pursuant to the Representatives' Warrants will not be subject to personal liability solely by reason of being such holders. The offers and sales of the outstanding shares of Common Stock were, and the issuance of Common Stock upon exercise of the Representatives' Warrants will be, made in conformity with applicable registration requirements or exemptions therefrom under federal and applicable state securities laws.

                      (l) The issuance and sale of the Shares by the Company
               have been duly authorized and, when the Shares have been duly delivered against payment there for as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. None of the Shares will be issued in violation of any preemptive rights of any security holder of the Company. The certificates representing the Shares are in proper legal form under, and conform to the requirements of the Florida Business Corporation Act, as amended (the "FBCA"). Except with respect to the Shares being sold by the Selling Stockholders hereby, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives any security holder of the Company any rights, other than those which have been waived, for or relating to the registration of any shares of Common Stock or other security of the Company.

                      (m) No consent, approval, authorization, order,
               registration, license or permit of any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid authorization, issuance, sale and delivery by the Company of any of the Shares (including the anticipated use of proceeds therefrom), or for the execution, delivery or performance by the Company of this Agreement, except such as may be required for the registration of the Shares under the Act, the Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which consent and authorization have been obtained, and for compliance with the applicable state securities or Blue Sky laws, or the By-laws, rules and other pronouncements of the National Association of Securities Dealers, Inc. (the "NASD"). The Common Stock is registered under Section 12(g) of the Exchange Act and all necessary filings have been made to include the Shares in such registration. Upon the effectiveness of the Registration Statement, the Shares will be listed on Nasdaq's National Market. The Company has taken no action designed, or is likely, to have the effect of terminating the registration of the Common Stock under Section 12(g) of the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

                      (n) The statements in the Registration Statement and
               Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, the information required to be disclosed under the Act and the Regulations, and there are no contracts, agreements or other documents required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the act or the Regulations that have not been so described, referred to or filed, as required.

                      (o) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change (including, whether or not insured against, any material loss or damage to any assets), or development involving a prospective material adverse change, in the general affairs, properties, assets, management, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company and the Subsidiaries, considered as one enterprise, (B) any transaction entered into by the Company or any Subsidiary that is material to the Company and the Subsidiaries, considered as one enterprise, and not in the ordinary course of business, (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, (D) any liabilities or obligations, direct or indirect, incurred by the Company or any Subsidiary that are material to the Company and the Subsidiaries, or (E) any material change in the short-term debt or long-term debt of the Company or any Subsidiary. The Company and the Subsidiaries do not have any contingent liabilities or obligations that are material and that are not disclosed in the Prospectus.

                      (p) The Company has not distributed and, prior to the
               later to occur of the Closing Date, the Option Closing Date or the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, each Preliminary Prospectus and the Prospectus, in any such case only as permitted by the Act and the Regulations.

                      (q) Each of the Company and the Subsidiaries has filed
               with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns that are required to be filed, or has duly obtained extensions of time for the filing thereof. All such tax returns are true, complete and correct in all material respects. All material taxes that are due or claimed to be due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. None of the Company or the Subsidiaries has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes or is a party to any pending action or proceeding by any foreign or domestic governmental agencies for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company or the Subsidiaries that might materially adversely affect the general affairs, properties, assets, condition (financial or otherwise), results of operations, shareholders' equity, business or prospects of the Company and the Subsidiaries, considered as one enterprise.

                      (r) KPMG Peat Marwick LLP, which has examined the
               financial statements of the Company, together with the related schedules and notes, as of June 30, 1996 and 1995 and for each of the years in the three (3) year period ended June 30, 1996 filed with the SEC as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations.

                      (s) None of the Company or the Subsidiaries is in
               violation of, or in default under, any of the terms or provisions, of (A) its Articles or Certificate of Incorporation or By-laws, as applicable, each as amended to the date hereof, the Closing Date or the Option Closing Date, as the case may be,
               (B) any indenture, mortgage, deed of trust, contract, loan or credit agreement, commitment or other agreement or instrument to which the Company or the Subsidiaries is a party or by which any of them or any of their properties are bound or affected, (C) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their properties or businesses or (D) any license, permit, certification, registration, approval, consent or franchise referred to in subsection (e) or (m) of this Section 1, except where such violation or default would not have a material adverse effect on the business or properties of the Company and the Subsidiaries, considered as one enterprise.

                      (t) Except as disclosed in the Prospectus, there are no
               claims, actions, suits, proceedings, arbitrations, investigations or inquiries pending before or, to the Company's knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitrational tribunal, relating to or affecting the

               Company or the Subsidiaries or their properties or businesses that might affect the issuance or validity of any of the Shares or the validity of any of the outstanding shares of Common Stock, or that, if determined adversely to the Company or the Subsidiaries, respectively, would, individually or in the aggregate, result in any material adverse change in the general affairs, properties, assets, condition (financial or otherwise), results of operations, shareholders' equity, business or prospects, of the Company and the Subsidiaries, considered as one enterprise; nor, to the Company's knowledge, is there any reasonable basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry; all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company and the Subsidiaries, considered as one enterprise. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining the Company or the Subsidiaries from, or requiring the Company or the Subsidiaries to take or refrain from taking any action, or to which the Company or the Subsidiaries, or any of their properties, assets or businesses is bound or subject.

                      (u) Except as otherwise stated in the Prospectus, the
               Company and the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from the Company's or the Subsidiaries' businesses), trade secrets, confidential information, processes and formulations necessary for, used in or proposed to be used in the conduct of their businesses as described in the Prospectus (collectively, the "Intellectual Property") that, if not so owned or possessed, would materially adversely affect the general affairs, properties, condition (financial or otherwise), results of operations, shareholders' equity, business or prospects of the Company and the Subsidiaries, considered as one enterprise. None of the Company or the Subsidiaries has infringed, is infringing or has received any notice of conflict with the asserted rights of others with re-spect to the Intellectual Property, and, to the Company's knowledge, no others have infringed upon or are in conflict with the Intellectual Property.

                      (v) The Company and the Subsidiaries have obtained all
               permits, licenses and other authorizations that are required under all environmental laws (collectively, the "Environmental Laws"), other than any permits, licenses or other authorizations which, if not obtained, would not have a material adverse effect on the business or properties of the Company and the Subsidiaries, considered as one enterprise. Each of the Company and the Subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except where the failure to so comply would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise, or otherwise require disclosure in the Registration Statement.

                      (w) There are no present or past events, conditions,
               circumstances, activities, practices, incidents, actions or plans relating to the business as currently being conducted by the Company and the Subsidiaries that interfere with or prevent compliance with or continued compliance with the Environmental Laws, the non-compliance with which would have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise, or which would be reasonably likely to give rise to any material legal liability (whether statutory or common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation, or clean up based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, community or environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste, which claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation, or clean up would have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise.

                      (x) Each of the Company and the Subsidiaries has good and
               marketable title in fee simple to all real property, interests in real property and personal property (tangible and intangible) described in the

               Prospectus as being owned by them, in each case, free and clear of all liens, security interests, charges or encumbrances, except such as are described in the Prospectus or which do not materially affect the aggregate value of such property and interests taken as a whole and do not interfere in any material respect with the use made and proposed to be made of such property and interests by the Company or any of its Subsidiaries. Each of the Company and the Subsidiaries has adequately insured the property of the Company and the Subsidiaries, respectively, against loss or damage by fire or other casualty and maintains, in adequate amounts customary for the business engaged in by the Company, insurance against such other risks as management of the Company deems appropriate. Except as described in the Prospectus, none of the Company or the Subsidiaries owns any real property, and all real property used or leased by the Company and the Subsidiaries, as described in the Prospectus (the "Premises"), is held by the Company or the Subsidiaries, as applicable, under a valid, subsisting and enforceable lease, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. There is no, and the Company and the Subsidiaries have not received notice (written or oral) of any, claim, demand, investigation, regulatory action, suit or other action instituted or, to the best knowledge of the Company after due inquiry, threatened against any of them or the Premises relating to any of the Environmental Laws. The Company has not received any notice (written or oral) of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with hazardous substances (as defined by applicable Environmental Laws) on, about, beneath, arising from, or generated at the Premises. The Company and the Subsidiaries have conducted environmental investigations of, and have reviewed reasonably available information, as appropriate, regarding the business, properties and operations of the Company and the Subsidiaries, and of other properties within the vicinity of their business, properties and operations, as appropriate for the circumstances of each such property and operation. On the basis of such review, investigations and inquiries, the Company has reasonably concluded that, except as disclosed in the Registration Statement, any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or otherwise require disclosure in the Registration Statement.

                      (y) The Company and the Subsidiaries maintain a system of
               internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets,
               (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (z) No unregistered securities of the Company have been
               sold by the Company or on behalf of the Company by any person or persons controlling, controlled by or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

                      (aa) Each contract or other instrument (however
               characterized or described) to which the Company or the Subsidiaries is a party or by which any of the properties or business of it or them is bound or affected and to which reference has been made in the Prospectus or which has been filed as an exhibit to the Registration Statement has been duly and validly executed by the Company or the Subsidiaries, as applicable, and, to the best knowledge of the Company, by the other parties thereto. Except as described in the Prospectus, each such contract or other instrument is in full force and effect and is enforceable against the parties thereto in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and none of the Company, the Subsidiaries or, to the best knowledge of the Company, any other party is in default thereunder and no event has occurred to the best knowledge of the Company that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

                      (ab) Except as disclosed in the Prospectus, and except for the Company's 401(k) plan, none of the Company or the Subsidiaries has any employee benefit plan, profit sharing plan, employee pension benefit plan or employee welfare benefit plan or deferred compensation arrangements (collectively, "Plans") that is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). To the Company's knowledge, all Plans that are subject to ERISA are, and have been at all times since their establishment, in compliance in all material respects with ERISA and, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), in compliance in all material respects with the Code. To the Company's knowledge, none of the Company or the Subsidiaries has had any employee pension benefit plan that is subject to Part 3 of Subtitle B of Title l of ERISA or any defined benefit plan or multiemployer plan. To the Company's knowledge, none of the Company or the Subsidiaries has maintained retiree life and retiree life and retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee's termination of employment, except as required by Section 4980B of the Code. To the Company's knowledge, no fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a "prohibited action" as defined in Section 406 of ERISA. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                      (ac) To the best of their knowledge, neither the Company
               nor any of its Subsidiaries is engaged in any unfair labor practice which would have a material adverse effect on the Company and its Subsidiaries considered as one enterprise. Except for matters which are not material in the aggregate to the Company and its Subsidiaries, considered as one enterprise, (A) there is (x) no unfair labor practice complaint pending or, to the best of their knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the best of their knowledge, threatened, (y) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company or any of its Subsidiaries after due inquiry, threatened against the Company or any of its Subsidiaries and (z) no union representation question existing with respect to the employees of the

               Company or any of its Subsidiaries and, to the best knowledge of the respective managements of the Company or any of its Subsidiaries, no union organizing activities are taking place and
               (B) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, of any applicable wage or hour laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder.

                      (ad) Except as described in the Prospectus, the Company
               has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein.

                      (ae) Except as described in the Prospectus, none of the
               Company or the Subsidiaries is a party to, or is bound by, any agreement pursuant to which any material royalties, honoraria or fees are payable by the Company or the Subsidiaries to any person by reason of the ownership or use of any Intellectual Property.

                      (af) Except as disclosed in the Prospectus, there are no
               business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Regulations.

                      (ag) The Company is familiar with the Investment Company
               Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to continue to conduct, its affairs in such a manner to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                      (ah) None of the Company, the Subsidiaries or director,
               officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiaries has, directly or indirectly, (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to any political activity, (B) made any unlawful payment to foreign or domestic governments or governmental officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                      (ai) The Company and its Subsidiaries have all governmental licenses, certificates, permits, authori-zations, approvals, franchises or other rights necessary to carry on their business as such business is presently conducted by them. Neither the Company nor any of its Subsidiaries has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right in any material respect. Neither the Company nor any of its Subsidiaries has any reason to believe that any such license, permit or approval necessary in the future to conduct the business of the Company and its Subsidiaries as described in the Prospectus will not be granted upon application, or that any governmental agencies are investigating the Company or any of its Subsidiaries other than in ordinary course administrative reviews or an ordinary course review of the transactions contemplated hereby.

                      (aj) Except as disclosed in the Prospectus, no holder of
               any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

                      (ak) There are no outstanding loans, advances (except
               normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

                      (al) Except as set forth in the Registration Statement and
               Prospectus, the Company has not consummated the acquisition or disposition of any business or property which is "significant" to the Company within the meaning of Regulation S-X under the Act, and no such acquisition or disposition is probable.

               Any certificate signed by any officer of the Company in such capacity and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the several Underwriters as to the matters covered thereby.

        2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. The Selling Shareholders each severally represents and warrants to each Underwriter that:

                      (a) Such Selling Shareholder is the lawful owner of the
               Shares to be sold by such Selling Shareholder pursuant to this Agreement and has, and on the Closing

               Date (and Option Closing Date, if applicable) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever (other than restrictions imposed by applicable federal and state securities laws).

                      (b) Upon delivery of and payment for such Shares pursuant
               to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever (other than restrictions imposed by applicable federal and state securities laws).

                      (c) Certificates in negotiable form for such Selling
               Shareholder's Shares have been placed in custody for delivery pursuant to the terms of this Agreement, under a Custody Agreement duly authorized, executed and delivered by such Selling Shareholder in the form heretofore furnished to you (the "Custody Agreement") with American Stock Transfer & Trust Company, as Custodian (the "Custodian"); the Shares represented by the certificates so held in custody for such Selling Shareholder are subject to the interests hereunder of the Underwriters, the Company and the other Selling Shareholders; the arrangements for custody and delivery of such certificates made by such Selling Shareholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Shares hereunder, certificates for the Shares will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

                      (d) The Selling Shareholder has, and on the Closing Date
               will have, full legal right, power and authority to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of the Selling Shareholder enforceable in accor-dance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

                      (e) The Selling Shareholder has not taken, and will not
               take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

                      (f) The execution, delivery and performance of this
               Agreement by the Selling Shareholder, compliance by the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of any agreement, indenture or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or property of the Selling Shareholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to the Selling Shareholder or property of the Selling Shareholder.

                      (g) Such-parts of the Registration Statement under the
               caption "Principal and Selling Shareholders" which specifically relate to the Selling Shareholder do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

                      (h) At any time during the period described in paragraph
               6(b) hereof, if there is any change in the information referred to in paragraph 2(g) above with respect to a Selling Shareholder, such Selling Shareholder will immediately notify you of such change.

                      (i) The Selling Shareholder is not aware, and has no reason to believe, that any representation or warranty of the Company set forth in Section 1 above is untrue or inaccurate in any material respect.

        3. PURCHASE AND SALE OF OFFERED SHARES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company shall sell 2,892,326 Offered Shares; and (ii) each of the Selling Shareholders, severally and not jointly, agrees to sell the number of Offered Shares listed next to his or her name on Schedule II hereto, to the several Underwriters at the Offering Price less the underwriting discount shown on the cover page of the Prospectus (the "Underwriting Discount"), and the Underwriters, severally and not jointly, shall purchase from the Company and the Selling Shareholders, on a firm commitment basis, at the Offering Price less the Underwriting Discount, the respective Offered Shares set forth opposite their names on Schedule I hereto. In making this Agreement, each Underwriter is contracting severally, and not jointly, and, except as provided in Sections 5 and 12 hereof, the agreement of each Underwriter is to purchase only that number of Offered Shares specified with respect to that Underwriter in Schedule I hereto. The Underwriters shall offer the Offered Shares to the public as set forth in the Prospectus.

        4. PAYMENT AND DELIVERY. Payment for the Offered Shares shall be made to the Company and the Selling Shareholders by certified or official bank check payable to the order of the Company and the Selling Shareholders in next day funds, at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, Miami, Florida, or at such other location as shall be agreed upon by the Company and the Representatives, or in immediately available funds wired to such account or accounts as the Company and the Selling Shareholders may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement (including, but not limited to, interest or cost of funds expenses) to be borne by the Company and the Selling Shareholders), against delivery of the Offered Shares to the Representatives at such place as the Representatives shall designate, for the respective accounts of the Underwriters. Such payments and delivery will be made by 10:00 a.m., Eastern time, on the fourth business day after the date of this Agreement or at such other time and date thereafter as the Representatives and the Company shall agree upon. Such time and date are referred to herein as the "Closing Date." The certificates representing the Offered Shares to be sold and delivered will be in such denominations and registered in such names as the Representatives request not less than two full business days prior to the Closing Date, and will be made available to the Representatives for inspection, checking and packaging at the office of the Company's Transfer Agent, on the business day prior to the Closing Date. The Representatives have advised the Company that each Underwriter has authorized the

Representatives to accept delivery of the Offered Shares and to make payment and receipt therefor.

        5.     OPTION TO PURCHASE OPTIONAL SHARES.

                      (a) Solely for the purposes of covering any
               over-allotments in connection with the distribution and sale of the Offered Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the several Underwriters are hereby granted an option by the Company and the Selling Shareholders to purchase all or any part of the Optional Shares from the Company and the Selling Shareholders in the amounts set forth in the second paragraph of this Agreement (the "Over-allotment Option"). The purchase price per share to be paid for the Optional Shares shall be the Offering Price less the Underwriting Discount. The Over-allotment Option granted hereby may be exercised by the Representatives on behalf of the several Underwriters as to all or any part of the Optional Shares at any time (but not more than once) within 30 days after the Effective Date after which time it shall expire. No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

                      (b) The Over-allotment Option granted hereby may be
               exercised by the Representatives on behalf of the several Underwriters by giving notice to the Company by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when sent, unless such notice is sent by registered or certified mail, in which case such notice will be effective two business days after it is sent), addressed as provided in Section 14 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than either two full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representatives that is not later than three full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as the "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as the "Option Closing." The number of Optional Shares to be sold to each Underwriter pursuant to the exercise of the Over-allotment Option shall be the number that bears the same ratio to the aggregate number of Optional Shares being purchased through such Over-allotment Option exercise as the number of Offered Shares opposite the name of such Underwriter in Schedule I hereto bears to the total number of all Offered Shares; subject, however, to such adjustment as the Representatives may approve to eliminate fractional shares. Upon the exercise of the Over-allotment Option, the Company and the Selling Shareholders, each severally and not jointly, shall become obligated to sell to the Representatives for the respective accounts of the Underwriters, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, and the several Underwriters shall become severally, but not jointly, obligated to purchase from the Company and the Selling Shareholders, the number of Optional Shares specified in each notice of exercise of the Over-allotment Option.

                      (c) Payment for the Optional Shares shall be made to the
               Company and the Selling Shareholders by certified or official bank check payable to the order of the Company and the Selling Shareholders in next day funds, at the office of Stearns Weaver Miller Weissler Alhadeff & Sitterson, Miami, Florida, or such other location as shall be agreed upon by the Company and the Representatives, or in immediately available funds wired to such accounts as the Company and the Selling Shareholders may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds (including, but not limited to, interest or cost of funds expenses) to be borne by the Company and the Selling Shareholders), against delivery of the Optional Shares to the Representatives at such place as you shall designate, for the respective accounts of the Underwriters. The certificates representing the Optional Shares to be issued and delivered will be in such denominations and registered in such names as the Representatives request not less than two full business days prior to the Option Closing Date, and will be made available to the Representatives for inspection, checking and packaging at the office of the Company's Transfer Agent on the business day prior to the Option Closing Date.

        6. CERTAIN COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

                      (a) If Rule 430A of the Regulations is employed, the
               Company will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Representatives of the time and manner of such filing.

                      (b) The Company will not at any time, whether before or
               after the Registration Statement shall have become effective, during such period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Representatives has not been previously advised and furnished a copy, or which is not in compliance with the Regulations, or, during the period before the distribution of the Offered Shares and the Optional Shares is completed, file or publish any amendment or supplement to the Registration Statement or Prospectus to which the Representatives reasonably objects in writing.

                      (c) The Company will use its best efforts to cause the
               Registration Statement, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective and will advise the Representatives immediately, and confirm such advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, is filed with the SEC, (ii) of the receipt of any comments from the SEC, (iii) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (iv) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (v) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event which in the Company's judgment makes any material statement in the Registration Statement or the Prospectus untrue or which requires any changes to be made in the Registration Statement or Prospectus in order to make any material statements therein not misleading and (vi) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any

               Preliminary Prospectus or the Prospectus, the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or of the initiation or threatening of any proceedings for any such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain as soon as possible the lifting thereof.

                      (d) The Company has delivered to the Representatives,
               without charge, and will continue to deliver from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to the Representatives, without charge, as soon as possible after the Effective Date, and thereafter from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended, if the Company makes any supplements or amendments to the Prospectus) as the Representatives may reasonably request. The Company hereby consents to the use of such copies of each Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the jurisdictions in which the Shares are offered or sold by the several Underwriters and by all dealers to whom Shares may be offered or sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. The Company has furnished or will furnish to the Representatives two signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Effective Date, two copies of all exhibits filed therewith and two signed copies of all consents and certificates of experts, and will deliver to the Representatives such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representatives may reasonably request.

                      (e) The Company will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of offers and sales of, and dealings in, the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

                      (f) The Company will furnish such information as may be
               required and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representatives determines to offer the Shares, after consultation with the Company, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdiction for such offering and sale.

                      (g) Subject to subsection (b) of this Section 6, in case
               of any event, at any time within the period during which, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered under the Act and Regulations, as a result of which event any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain, in the judgment of the Company or in the opinion of counsel for the Underwriters, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act and Regulations or any applicable securities or Blue Sky laws, the Company promptly will prepare and file with the SEC, and any applicable state securities commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and will furnish to the Representatives such number of copies of such amendment or amendments or supplement or supplements to such Preliminary Prospectus or the Prospectus (in form and substance satisfactory to the Representatives and counsel for Underwriters) as the Representatives may reasonably request. For purposes of this subsection, the Company will furnish such information to the Representatives, the

               Underwriters' counsel and counsel for the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement any Preliminary Prospectus or the Prospectus, and shall furnish to the Representatives and the Underwriters' counsel such further information as each may from time to time reasonably request. If the Company and the Representatives agree that any Preliminary Prospectus or the Prospectus should be amended or supplemented, the Company, if requested by the Representatives, will, if and to the extent required by law, promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                      (h) The Company will make generally available to its
               security holders as soon as practicable and in any event not later than 45 days after the end of the period covered thereby, an earnings statement of the Company (which need not be audited unless required by the Act, the Regulations, the Exchange Act or the rules or regulations thereunder) that shall comply with
               Section 11(a) of the Act and cover a period of at least 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date.

                      (i) For a period of five years from the Effective Date,
               the Company will deliver to the Representatives: (A) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-C, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed with or furnished to the SEC or any securities exchange or the NASD, as soon as practicable after the date each such report or document is so filed or furnished, (B) as soon as practicable, copies of any reports or communications(financial or other) of the Company mailed to its security holders and (C) every material press release in respect of the Company or the Subsidiaries or their affairs that was released or prepared by the Company or the Subsidiaries.

                      (j) During the course of the distribution of the Shares,
               the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

                      (k)   The Company will cause each person listed on
               Schedule II hereto to execute a legally binding and enforceable agreement (a "lockup agreement") to, for the period commencing on the Effective Date and ending 180 days after the Effective Date, not sell, offer to sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any shares of Common Stock (except for the sale of the Shares as contemplated by this Agreement), any options or warrants to purchase Common Stock or any securities convertible into or exchangeable for Common Stock without the prior written consent of the Representatives, which lockup agreement shall be in form and substance satisfactory to the Representatives and the Underwriters' counsel, and deliver such lockup agreement to the Representatives prior to the Effective Date. Appropriate stop transfer instructions will be issued by the Company to the transfer agent for the securities affected by the lockup agreements.

                      (l) The Company will not sell, issue, contract to sell,
               offer to sell or otherwise dispose of any Common Stock, options to purchase Common Stock or any other security convertible into or exchangeable for Common Stock, from the date of the Effective Date through 180 days after the Effective Date, without the prior written consent of the Representatives, except for the sale of the Shares as contemplated by this Agreement, the granting of options and the issuance of Common Stock upon their exercise, under the Company's stock option plans described in the Prospectus and the issuance of the Representatives' Warrants.

                      (m) The Company will use all reasonable efforts to
               maintain the inclusion of the Common Stock on the Nasdaq National Market (or a national securities exchange) for a period of five years after the date hereof.

                      (n) The Company shall, at its sole cost and expense,
               supply and deliver to the Representatives and the Underwriters' counsel, within a reasonable period after the Closing Date, six transaction binders, each of which shall include the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, each Preliminary Prospectus, the Prospectus, the Preliminary Blue Sky Memorandum and any supplement thereto and all underwriting and other closing documents.

                      (o) The Company will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description thereof set forth in the Prospectus and shall file such reports with the SEC with respect to the sale of such Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                      (p) On the Closing Date, the Company shall sell to the
               Representatives, at a purchase price of $0.001 per warrant, the Representatives' Warrants to purchase 320,000 shares of Common Stock. Such Representatives' Warrant shall be issued pursuant to the terms of the Warrant Agreement and shall have an exercise price per share equal to $_____, shall be exercisable during the period beginning on the first anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date, and shall contain customary anti-dilution and registration rights provisions.

                      (q) The Company confirms as of the date hereof that it is
               in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                      (r) The Company will use its best efforts to do and
               perform all things required to be done and performed by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Shares.

               7.     PAYMENT OF EXPENSES.

                      (a) Whether or not the transactions contemplated by this
               Agreement are consummated and regardless of the reason this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees and expenses of the accountants and counsel for the Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, each Preliminary Prospectus, the Prospectus (including any supplement thereto), this Agreement, the Agreement Among Underwriters, the Underwriters' Questionnaire, the Selected Dealer Agreement and related documents and the Preliminary Blue Sky Memorandum and any supplement thereto; (iii) the costs incident to the authentication, issuance, delivery and transfer of the Shares to the Underwriters; (iv) all taxes, if any, on the issuance, delivery and transfer of the Shares to be sold by the Company to the Underwriters; (v) the fees, expenses and all other costs of qualifying the Shares for the sale under the securities or Blue Sky laws of those jurisdictions in which the Shares are to be offered or sold including the fees and disbursements of Underwriters' counsel and such local counsel as may have been reasonably required and retained for such purpose; (vi) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD including the fees of the Underwriters' counsel up to a maximum of $20,000; (vii) the filing fees of the SEC; (viii) the cost of furnishing to the Underwriters copies of the Registration Statement, each Preliminary Prospectus and the Prospectus (including any supplement or amendment thereto) as herein provided; (ix) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors and expenses associated with hosting such meetings, including meeting rooms, meals, facilities and ground transportation expenses; (x) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by the Company; (xi) the fees for inclusion of the Shares on the Nasdaq National Market; (xii) the cost of printing and engraving certificates for the Shares; (xiii) the cost and charges of any transfer agent; and (xiv) all other costs and expenses reasonably incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 7.

                      (b) In addition to the foregoing expenses, the Company
               shall at the Closing Date pay to the Representatives a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received from the sale of the Offered Shares. In the event the Over-allotment Option is exercised, the Company shall pay to the Representatives at the Option Closing Date an additional amount equal to two percent (2%) of the gross proceeds received upon exercise of the Over-allotment Option.

        8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligation of each Underwriter to purchase and pay for the Offered Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which its right to purchase under Section 5 has been exercised on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy in all material respects of the representations and warranties of the Company and the Selling Shareholders set forth herein, to the performance by the Company and the Selling Shareholders of its or their covenants, agreements and obligations hereunder and to the following additional conditions:

               (a) The Registration Statement shall have become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement, or at such later time or on such later date as the Representatives may agree to in writing; if required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424 (b) of the Regulations within the applicable time period prescribed for such filing by the Regulations and in accordance with subsection (a) of Section 6 hereof; on or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement or the sale of any of the Shares shall have been issued under the Act or any state securities law and no proceedings for that purpose shall have been initiated or shall be pending or, to the Representatives' knowledge or the knowledge of the Company, shall be contemplated by the SEC or any authority in any jurisdiction designated by the Representatives pursuant to subsection
        (f) of Section 6 hereof and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

               (b) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                      (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date and the

               Option Closing Date, if any, with the same effect as if made on the Closing Date and the Option Closing Date, if any, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and the Option Closing Date, if any;

                      (ii) no stop order suspending the effectiveness of the
               Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                      (iii) since the date of the most recent financial
               statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (c) Each of the Selling Shareholders shall have furnished to the Representatives a certificate, signed by such Selling Shareholder, dated the Closing Date and the Option Closing Date, if any, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

               (d) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Warrant Agreement, the Representatives' Warrants and the Shares and the form of the Registration Statement, each Preliminary Prospectus and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be satisfactory in all respects to counsel to the Underwriters; the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters; and the Representatives shall have received from the Underwriters' counsel, Skadden, Arps, Slate, Meagher & Flom, a customary opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representatives individually and as the Representatives of the several Underwriters.

               (e) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of any of the Shares.

               (f) The Representatives shall have received copies of the lockup agreements described in subsection (k) of Section 6 signed by those persons set forth on Schedule II hereto.

               (g) The Representatives shall have received on the Closing Date and on the Option Closing Date, if any, an opinion from Stearns Weaver Miller Weissler Alhadeff & Sitterson, counsel for the Company, dated the Closing Date and the Option Closing Date, if any, and addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, substantially in the form attached hereto as "Exhibit A."

               (h) The Representatives shall have received on the Closing Date and on the Option Closing Date, if any, an opinion from Balboni Ashley & Schoenberg LLC, counsel for the Selling Shareholders, dated the Closing Date and the Option Closing Date, if any, and addressed to Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, substantially in the form attached hereto as "Exhibit B."

               (i) The Representatives shall have received on the Closing Date and on the Option Closing Date, if any, an opinion from the Law Offices of John Kinsey, real estate counsel to the Company, dated the Closing Date and the Option Closing Date, if any, and addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, substantially in the form attached hereto as "Exhibit C."

               (j) At the Closing Date and any Option Closing Date: (A) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and shall conform, in all material respects, to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the properties, condition (financial or otherwise), results of operations, shareholders' equity, business or management of the Company, from that set forth therein, whether or not arising in the ordinary course of business, other than as referred to in the Registration Statement or Prospectus; (C) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus or any amendment or supplement thereto, there shall have been no transaction, contract or agreement entered into by the Company or the Subsidiaries, other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (D) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company that would be required to be set forth in Prospectus, other than as set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the properties, condition (financial or otherwise), results of operations, shareholders' equity or business of the Company or the Subsidiaries, considered as one enterprise, other than as set forth in the Prospectus.

               (k) At the time this Agreement is executed and at the Closing Date and any Option Closing Date, the Representatives shall have received a letter addressed to the Representatives, individually and as the Representatives of the several Underwriters, and in form and substance satisfactory to the Representatives in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause (iii) below) from KPMG Peat Marwick LLP, dated as of the date of this Agreement, the Closing Date or Option Closing Date, as the case may be:

                      (i) confirming that they are independent certified public
               accountants within the meaning of the Act and the related published Rules and Regulations thereunder;

                      (ii) stating that, in their opinion, the financial
               statements of the Company audited by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                      (iii) stating that, on the basis of specified procedures,
               which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the shareholders and the Board of Directors of the Company and audit and compensation committees of such Board, if any, and inquiries to certain officers and other employees of the Company who are responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited financial statements and related schedules of the Company included in the Registration Statement, if any, (I) do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or (II) were not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited financial statements and related schedules included in the Registration Statement or
               (B)(I) at a specified date, not more than five business days prior to the date of such letter there was any change in the common or redeemable preferred stock, or construction loans payable, acquisition and development loans, or subordinated debt of the Company, or any decrease in total assets or shareholders' equity as compared with the amounts shown in the June 30, 1996 balance sheet of the Company included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement and Prospectus, and (II) during the period from June 30, 1996 to a specified date not more than five business days prior to the date of such letter, there has been any decrease as compared with the corresponding period in the preceding year, in revenues, or income before income taxes and extraordinary gains or in total or per common and common equivalent share amounts of net income of the Company or, if there was any such decrease setting forth the amount of such decrease; and

                      (iv) stating that they have compared specific dollar
               amounts, numbers of shares and other information pertaining to the Company set forth in the Registration Statement and Prospectus that have been specified by the Representatives prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting or other records of the Company with the result obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

               (l) The Company shall have executed and delivered an agreement memorializing the Representatives' Warrants in a form satisfactory to the Representatives (the "Warrant Agreement") and there shall have been tendered to the Representatives, against delivery of the consideration therefor, certificates representing all of the Representatives' Warrants described in subsection (p) of Section 6, to be purchased by the Representatives on the Closing Date.

               (m) At the Closing Date and any Option Closing Date, the Representatives shall have been furnished such additional documents and certificates as they shall reasonably request.

               (n) Other than as a result of actions taken by or on behalf of any Underwriter, no action shall have been taken by the NASD, the effect of which is to make it improper, at any time prior to the Closing Date or any Option Closing Date, for members of the NASD to execute transactions as principal or as agent in the Shares or to trade or deal in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending or, to the Company's or the Representatives' knowledge, shall be contemplated by the NASD.

        If any conditions to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date shall not have been fulfilled, the Representatives may on behalf of the several Underwriters terminate this Agreement or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

        9.     INDEMNIFICATION.

               (a) The Company and each of the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
        Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments, joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission which is based upon information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein. Notwithstanding the foregoing, the liability of each of the Selling Shareholders under this paragraph shall be limited to an amount equal to the net proceeds of the Shares sold by such Selling Shareholder to the Underwriters; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

               (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and the Selling Shareholders, such Underwriter shall promptly notify the parties against whom indemnification is being sought (the "Indemnifying Parties") in writing and the Indemnifying Parties shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Parties,
        (ii) the Indemnifying Parties shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Indemnifying Parties and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Parties (in which case the Indemnifying Parties shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Indemnifying Parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Indemnifying Parties shall not be liable for any settlement of any such action effected without their written consent. If settled with such written consent, the Indemnifying Parties agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the Indemnifying Parties and an indemnified party shall have requested the Indemnifying Parties to reimburse the indemnified party for such fees and expenses of counsel as incurred, the Indemnifying Parties agree that they shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each of the Selling Shareholders and each person, if any, controlling such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and each of the Selling Shareholders to each Underwriter but only with reference to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company or the Selling Shareholders or any person controlling the Selling Shareholders based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and the Selling Shareholders by paragraph (b) above (except that if any of the Company or the Selling Shareholders shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and each of the Selling Shareholders and any person controlling such Selling Shareholders shall have the rights and duties given to the Underwriter by Section 9(b) hereof.

               (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments
        (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and each of the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and each of the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, each of the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9
        (d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

        10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date; and such representations, warranties and agreements of the Underwriters and the Company, including without limitation the indemnity and contribution agreements contained in Section 9 hereof and the agreements contained in Sections 7, 10, 11 and 13 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

        11.    EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

               (a) This Agreement shall become effective immediately as to Sections 7, 9, 10, 11 and 13 and, as to all other provisions, (i) if at the time of execution and delivery of this Agreement the Registration Statement has not become effective, at 6:30 a.m., Pacific time, on the first business day following the Effective Date, or (ii) if at the time of execution and delivery of this Agreement the Registration Statement has been declared effective, at 6:30 a.m., Pacific time, on the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as the Representatives may determine by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 11, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by the Representatives of telegrams (i) advising the Underwriters that the Shares are released for public offering or (ii) offering the Shares for sale to securities dealers, whichever may occur first. The Representatives may prevent the provisions of this Agreement (other than those contained in Sections 7, 9, 10, 11 and 13) hereof from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in subsection (c) of this
        Section 10 before the time the other provisions of this Agreement become effective.

               (b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date as provided in Sections 8 and 12 hereof or if any of the following have occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company, or the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business; (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if such outbreak, calamity, crisis or change would, in the Representatives' reasonable judgment, make it impractical or inadvisable to commence or continue the offering of the Shares; (iii) suspension of trading generally in securities on the New York Stock Exchange, Inc. ("NYSE") or on the Nasdaq National Market System or minimum or maximum prices shall have been established thereon (other than limitations on hours or numbers of days of trading) for securities or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representatives' reasonable opinion materially and adversely affects trading on either such NYSE or on the Nasdaq National Market System; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representatives' reasonable opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by either federal or California, New York or Florida authorities; (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Representatives' reasonable opinion has a material adverse effect on the securities markets in the United States; (vii) trading in any securities of the Company shall have been suspended or halted by the NASD or the SEC; or (viii) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

               (c) If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this
        Section 11, the Representatives shall notify the Company thereof promptly by telephone, telex, telegraph or facsimile, confirmed by letter.

        12.    DEFAULT BY AN UNDERWRITER.

               (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Offered Shares or Optional Shares hereunder, and if the Offered Shares or Optional Shares with respect to which such default relates do not exceed the aggregate of ten percent (10%) of the number of Offered Shares or Optional Shares, as the case may be, that all Underwriters have agreed to purchase hereunder, then such Offered Shares or Optional Shares to which the default relates shall be purchased severally by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

               (b) If such default relates to more than ten percent (10%) of the Offered Shares or Optional Shares, as the case may be, the Representatives may in its discretion arrange for another party or parties (including a non-defaulting Underwriter) to purchase such Offered Shares or Optional Shares to which such default relates, on the terms contained herein. In the event that the Representatives do not arrange for the purchase of the Offered Shares or Optional

        Shares to which a default relates as provided in this Section 12 within 36 hours after such default, this Agreement may be terminated by the Representatives or by the Company without liability on the part of the nondefaulting Underwriters (except as provided in Section 9 hereof) or the Company (except as provided in Sections 7 and 9 hereof), but nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company or the Selling Shareholders for damages occasioned by its default hereunder.

               (c) If the Offered Shares or Optional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The terms "Underwriters" and "Underwriter" as used in this Agreement shall include any party substituted under this Section 12 with like effects as if it had originally been a party to this Agreement with respect to such Offered Shares or Optional Shares.

        13. INFORMATION FURNISHED BY UNDERWRITERS. The Representatives, on behalf of the Underwriters, represent and warrant to the Company that the information appearing in any preliminary prospectus, the Prospectus or the Registration Statement (a) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering, (b) on the inside front cover page with respect to stabilization, (c) in the section entitled "Underwriting," and (d) in the section entitled "Legal Matters" with respect to the identity of counsel for the Underwriters was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The parties acknowledge that this information constitutes the only information furnished in writing by or on behalf of any Underwriter for inclusion in any preliminary prospectus, the Prospectus or the Registration Statement referred to in subsection (b) of Section 1 hereof and subsection (a) of Section 9 hereof.

        14. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to such Underwriter, c/o BT Securities, 130 Liberty Street, New York, New York 10006, Attention: President, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, 34th Floor, Los Angeles, California 90071, Attention: Brian J. McCarthy, Esq.; if sent to the Company shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Transeastern Properties, Inc., 3300 University Drive, Suite 001, Coral Springs, Florida 33065, Attention: President, with a copy to Stearns Weaver Miller Weissler Alhadeff & Sitterson, Museum Tower, 150 West Flagler Street, Suite 2200, Miami, Florida 33130, Attention:
Steven D. Rubin, Esq.

        15. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company, the Selling Shareholders and the controlling persons, directors and officers referred to in
Section 9 hereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors" and "assigns" shall not include any purchaser of the Shares merely because of such purchase.

        16. DEFINITION OF BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

        17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

        18. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed entirely within such state.

        If the foregoing correctly sets forth the understanding among the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement by and among the Underwriters and the Company.

                                            Very truly yours,

                                            TRANSEASTERN PROPERTIES, INC.


                                            By:__________________________
                                               Its:______________________

                                            SELLING SHAREHOLDERS


                                            By:__________________________
                                               Its:______________________


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


               BT SECURITIES CORPORATION
               CRUTTENDEN ROTH INCORPORATED
               JANNEY MONTGOMERY SCOTT INC.

               By: BT Securities Corporation


               By: __________________________
                              Authorized Signatory


               For each of themselves and as Representatives of the several Underwriters named in Schedule I hereto

                                   SCHEDULE I

                                  UNDERWRITERS


                                                      NUMBER OF OFFERED SHARES
      UNDERWRITER                                         TO BE PURCHASED
      -----------                                         ---------------

      BT Securities
      Cruttenden Roth Incorporated
      Janney Montgomery Scott Inc.




                                                          -----------------
      Total                                                    3,200,000
                                                          =================

                                   SCHEDULE II
                            SELLING SHAREHOLDERS AND
                      PERSONS SUBJECT TO LOCKUP AGREEMENTS


                                                             NUMBER OF SHARES
1.    SELLING SHAREHOLDERS                                     BEING OFFERED
      --------------------                                   ----------------
      a.       John Cucci                                          1,000
      b.       Robert J. Falcone, trustee                         30,000
      c.       Christopher Allick                                 18,000(1)
      d.       Andrew Whittaker                                    5,143(2)
      e.       David F. Eisner                                    10,283(3)
      f.       David J. Losito                                     5,143(2)
      g.       Handler Family Trust                               56,431(4)
      h.       Brancaleone Family Partnership                     11,351
      i.       Albert Bruno                                       11,611
      j.       Phillip J. Ciabattoni                               1,392
      k.       Otto Claricurzio                                    1,162
      l.       Audrey Cohen                                        4,645
      m.       David W. Gove                                       2,322
      n.       Forest Hasmilton                                    5,000
      o.       Larry T. Nicholson                                  1,162
      p.       Bruce and Kim Phillips                              2,787
      q.       Ray Stromback                                       1,858
      r.       Stephen R. Day                                      1,162
      s.       Issac Abolofia                                      4,645
      t.       Anthony C. Musto                                    4,645
      u.       Bruce R. and Jody A. Johnson                        8,129
      v.       Clay S. Cunningham                                  1,160
      w.       Albert A. DiClemente                                1,160
      x.       Neal Katz                                           1,160
      y.       Brooke Jones                                        1,160
      z.       John Murphy                                           928
      aa.      Marc J. Spizzirri                                   1,160
      aa.      DuRay E. Stromback, trustee                         1,160
      bb.      John & Irene Passarelli                             6,967
      cc.      Phillip J. Weiss, trustee                           2,324
      dd.      Arthur J. Falcone, Sr.                              1,624
      ee.      Patrick Savin                                     100,000
--------
(1) Intends to sell 9,600 shares if the over-allotment option is exercised in full.

(2) Intends to sell 2,743 shares if the over-allotment option is exercised in full.

(3) Intends to sell 5,484 shares if the over-allotment option is exercised in full.

(4) Intends to sell 27,430 shares if the over-allotment option is exercised in full.

      ff.      Arthur Falcone                                           (5)
      gg.      Phillip Cucci                                            (5)
      hh.      Edward Falcone                                           (5)
                                                                 -------

      Total                                                      307,674
--------
(5) Intends to sell 112,000 shares if the over-allotment option is exercised in full.

                                    EXHIBIT A

                               FORM OF OPINION OF
              STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON,
                             COUNSEL FOR THE COMPANY

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Warrant Agreement.

               (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

               (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Underwriting Agreement); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or bylaws of the Company or, to the best of our knowledge, under any agreement to which the Company is a party.

               (v) The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable.

               (vi) The issuance of the Shares is not subject to pre-emptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or, to the best of our knowledge and information, otherwise.

               (vii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

               (viii) The Underwriting Agreement, the Warrant Agreement and the Representatives' Warrant have each been duly authorized, executed and delivered by the Company.

               (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

               (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements, financial information and supporting schedules included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

               (xi) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

               (xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

               (xiii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which are required to be described in the Prospectus that are not described as required, or which could reasonably be expected to materially and adversely affect the consummation of the Underwriting Agreement or the performance by the Company of its obligations thereunder.

               (xiv) The information in the Prospectus under "Description of Capital Stock," "Shares Eligible for Future Sale," "Business--Summary of Residential Communities," "Business--Land Acquisition," "Business--Legal Proceedings," "Certain Federal Income Tax Considerations For Non-U.S. Holders of Common Stock" and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

               (xv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required;

               (xvi) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

               (xvii) To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

               (xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or the laws and rules of the NASD, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, the Warrant Agreement or the Representatives' Warrants, or for the offering, issuance or sale of the Shares by the Company to the Underwriters.

               (xix) The execution, delivery and performance of the Underwriting Agreement, the Warrant Agreement or the Representatives' Warrants, and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

               (xx) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

               (xxi) To the best of our knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

We have participated in conferences with directors, officers and other representatives of the Company, the Representatives, the Company's independent accountants and counsel for the Underwriters at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we have not verified and are not opining upon or assuming any responsibility for the accuracy or completeness of the information contained in the Registration Statement or the Prospectus (except as otherwise specifically stated herein), on the basis of the foregoing (and relying as to materiality to a large extent upon the certificates of officers and other representatives of the Company and Subsidiaries), nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT B

        FORM OF OPINION OF BALBONI ASHLEY & SCHOENBERG LLC, COUNSEL FOR THE SELLING SHAREHOLDERS

        (i) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the Underwriting Agreement or in the Power of Attorney and the Custody Agreement, or in connection with the offer, sale or delivery of the Shares.

        (ii) Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Shareholder named therein and constitutes the valid and binding agreement of such Selling Shareholder in accordance with its terms.

        (iii) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

        (iv) The sale of the Shares by the Selling Shareholders is not subject to preemptive or similar rights of any securityholder of the Company.

        (v) Each Attorney-in-Fact has been duly authorized by the Selling Shareholders to deliver the Shares on behalf of the Selling Shareholders in accordance with the terms of the Underwriting Agreement.

        (vi) The execution, delivery and performance of the Underwriting Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Shares and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Selling Shareholders with its obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of the Selling Shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Shareholder is a party or by which they may be bound, or to which any of the property or assets of the Selling Shareholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

        (vii) Each Selling Shareholder is, and immediately prior to Closing time will be, the sole registered owner of the Shares to be sold by such Selling Shareholder; upon consummation of the sale of the Shares pursuant to the Underwriting Agreement, each of the Underwriters will be the registered owner of the Shares purchased by it from such Selling Shareholder and, assuming the Underwriters purchased the Shares for value in good faith and without notice of any adverse claim, the Underwriters will have acquired all rights of such Selling Shareholder in the Shares free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and the owner of the Shares, if other than such Selling Shareholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement; and such Selling Shareholder has the full right, power and authority (a) to enter into the Underwriting Agreement and the Power of Attorney and Custody Agreement and (B) to sell, transfer and deliver the Shares to be sold by such Selling Shareholder under the Underwriting Agreement.

        (viii) The information in the Prospectus under "Principal and Selling Shareholders" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

                                    EXHIBIT C

                               FORM OF OPINION OF
                        JOHN KINSEY, REAL ESTATE COUNSEL
                                 FOR THE COMPANY

        (i) Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and interests in real property described in the Prospectus as being owned by them, in each case, free and clear of all liens, security interests, charges and encumbrances, except as described in the Prospectus which do not materially affect the aggregate value of such property and interests taken as a whole and do not interfere with the use made and proposed to be made of such property and interests by the Company or any of its Subsidiaries.

        (ii) The information on the number of homes completed, sold and delivered by the Company, as of the date or dates indicated in the Prospectus, is as set forth under the caption "Summary of Residential Communities" in the Business Section of the Prospectus and to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by me and is correct in all material respects.

        (iii) The Company's communities are as set forth under the caption "Narrative Summary of Residential Communities" in the Business Section of the Prospectus and to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by me and is correct in all material respects.

        (iv) The total land/homesite position of the Company at June 30, 1996 is as set forth under the caption "Land Acquisition" in the Business Section of the Prospectus and to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by me and is correct in all material respects.